Exhibit 4.1

FORM OF STANDARD PACIFIC CORP. SUBSCRIPTION RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK

THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 22, 2008, UNLESS EXTENDED BY THE COMPANY.

Pursuant to the rights offering (the “Rights Offering”) of Standard Pacific Corp., a Delaware corporation (the “Company”), each subscription right represented by this Subscription Rights Certificate (each, a “Right”) entitles the holder hereof to subscribe for and purchase 0.68523554 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a subscription price of $3.05 per full share. All exercises of the Rights are irrevocable. Fractional shares of Common Stock will not be issued in the Rights Offering. Certificates representing shares of Common Stock purchased pursuant to the Rights Offering will be issued by Mellon Investor Services LLC, on behalf of Mellon Bank N.A., the subscription agent for the Rights Offering (the “Subscription Agent”), as soon as practicable following the expiration date of the Rights Offering.

For a more complete description of the terms and conditions of the Rights and the Rights Offering, please refer to the prospectus supplement dated August 4, 2008 and accompanying prospectus (collectively, the “Prospectus”), which is incorporated herein by reference and controls in the event that there is a conflict between this Subscription Rights Certificate and the Prospectus. Copies of the Prospectus are available upon request from The Altman Group, the information agent for the Rights Offering, toll-free at (866) 864-4946. Banks and brokerage firms can call the information agent collect at (201) 806-7300.

The Rights represented by this Subscription Rights Certificate are transferable and may be combined or divided (but only into whole Rights) at the office of the Subscription Agent. The Subscription Agent will only facilitate transfers of the Rights until 5:00 p.m., New York City Time, on August 19, 2008, three business days prior to the scheduled August 22, 2008 expiration date. The holder of this Subscription Rights Certificate should be aware that if such holder chooses to exercise, assign, transfer or sell only part of the Rights, they may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced hereby.

	Please complete the back if you would like to request special mailing.

							85375C 119
SUBSCRIPTION RIGHTS CERTIFICATE NUMBER							CUSIP #

	NUMBER OF RIGHTS

SUBSCRIPTION FOR SHARES: To subscribe for shares of Common Stock pursuant to your Rights, please complete boxes “A”, “B” and “C” and Section 1. If you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below, and indicate the address to which the shares of Common Stock should be delivered in Section 1. Full payment for shares of Common Stock subscribed for pursuant to the Rights should be made payable to Mellon Investor Services LLC (on behalf of Mellon Bank N.A.) and accompanied by either a notice of guaranteed delivery or this Subscription Rights Certificate. Please reference the Number of this Subscription Rights Certificate (set forth above) on your check, bank draft, money order or notice of guaranteed delivery.

If you do not indicate the number of Rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the lesser of (1) the maximum number of Rights that may be exercised with the aggregate subscription price payment you delivered to the Subscription Agent, and (2) the maximum number of Rights represented by this Subscription Rights Certificate. If your full subscription price payment is not applied to your purchase of shares of Common Stock, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the Rights Offering.

TRANSFER OF RIGHTS: If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2. If you do not indicate the number of Rights to be transferred, then you will be deemed to have requested the transfer all of such Rights.

SALE OF RIGHTS: If you want the Subscription Agent to sell all of your unexercised Rights, check box “D” below and complete Section 1.

A. Rights (1 Right = 0.68523554 shares of Common Stock)	I exercise		X	0.68523554	=
		(no. of Rights)		(ratio)			(no. of new shares)
B. Therefore, I apply for (do not include fractional shares in “no. of new shares”):			X	$3.05	=	$
		(no. of new shares)		(subscription price)			(amount enclosed)
C. Amount Enclosed (from Box B) $
D. ❒ Sell unexercised Rights
E. ❒ Deliver a Subscription Rights Certificate representing unexercised Rights to the address in Section 1 below
F. ❒ Transfer unexercised Rights to the Transferee designated in Section 2 below
G. ❒ Issue shares of Common Stock received upon exercise of your Rights or any refund check in someone else’s name as provided in Section 3.

SECTION 1:

❑    TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated in box “A” upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

❑    TO SELL RIGHTS: I authorize the sale of all of the Rights by the Subscription Agent according to the procedures described in the Prospectus.

I hereby acknowledge receipt of the Prospectus, which is incorporated by reference herein.

Signature of Subscriber(s)

Address for delivery of shares of Common Stock or Subscription Rights Certificates representing unexercised Rights (if permanent change of address, check here ☐)

Your telephone number:

Your email address:

IMPORTANT: Signature guarantee by an eligible guarantor institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), such as (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Rights Certificate provides that the shares of Common Stock subscribed for, or Subscription Rights Certificates representing unexercised Rights are not to be delivered to you as record holder of this Subscription Rights Certificate, unless you are an eligible guarantor institution:

SECTION 2:

❑    TO TRANSFER RIGHTS: For value received, I authorize the transfer of the number of Rights indicated in box “F” to:

(Print full name of Transferee)

(Print full Address of Transferee)

I hereby acknowledge receipt of the Prospectus, which is incorporated by reference herein.

(Signature of Transferor)

IMPORTANT: Unless the transferor is an eligible guarantor institution, the signature of the transferor must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), such as: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature:		Signature:
	(name of bank or firm)		(name of bank or firm)

Guaranteed By:		Guaranteed By:
	(signature/title)		(signature/title)

SECTION 3:
Special Transfer Instructions				Signature Guarantee Medallion

❑ If you want your shares of Common Stock received upon exercise of Rights or any refund check to be issued in another name, fill in this section with the information for the new account name.

❑  If you want your shares of Common Stock received upon exercise of Rights or any refund check to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

If Special Transfer Instructions are selected, the signature of the Rights holder must be guaranteed by an eligible guarantor institution (unless you are an eligible guarantor institution).

Name (Please Print First, Middle & Last Name)		Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)

Address	(Number and Street)	Address	(Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)				(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

If you are signing Sections 1, 2 or 3 in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: ____________________________________________________________________________________

Capacity: __________________________________________________________________________________

Address (including Zip Code): __________________________________________________________________

Telephone Number: __________________________________________________________________________

PLEASE SEND THIS COMPLETED SUBSCRIPTION RIGHTS CERTIFICATE (OR NOTICE OF GUARANTEED DELIVERY) AND PAYMENT BY ONE OF THE FOLLOWING METHODS:

By Mail: Mellon Bank N.A. c/o Mellon Investor Services LLC Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Hand or By Overnight Courier: Mellon Bank N.A. c/o Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 2008, UNLESS EXTENDED, AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.